BAGELL, JOSEPHS, LEVINE, FIRESTONE & COMPANY; L.L.C
                           CERTIFIED PUBLIC ACCOUNANTS

                               HIGH RIDGE COMMONS

                                 SUITES 400-403

                           200 HADDONPIELD BERLIN ROAD

                           GIBBSBORO, NEW JERSEV 08026

                       (856) 346-2828  FAX (856) 146-2882


                           ACCOUNTANTS' REVIEW REPORT
                           --------------------------


To  the  Board  of  Directors
Pinnacle  Business  Management,  Inc.


We hereby consent to the use of the reviewed financial statements dated May 10, 2000, for the quarter ending March 31, 2000 and March 31, 1999 to be used in the quarterly filing 1OQSB.


BAGELL,  JOSEPPIS.  LEVINE.  FIRESTONE  &  CO.  L.L.C.
Bagell,  Josephs,  Levine,  Firestone  &  Co.  L.L.C.
Certified  Public  Accountants
May  12.2000